Exhibit F

CONSENT OF INDEPENDENT AUDITORS

We consent to the use of our report dated March 30, 2018, with respect to the separate statement of financial position of The Export-Import Bank of Korea as of December 31, 2017, and the related separate statements of comprehensive income, changes in equity and cash flows for the year ended December 31, 2017, included herein, and to the reference to our firm under the heading “Experts” in this Prospectus.

/s/ KPMG Samjong Accounting Corp.
KPMG Samjong Accounting Corp.

Seoul, Korea

April 13, 2018